Sherlock Biosciences, Inc. and Subsidiaries Consolidated Financial Statements For the Nine Months Ended September 30, 2024 and the Year Ended December 31, 2023 With Independent Auditors’ Report

SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS For the Nine Months Ended September 30, 2024 and the Year Ended December 31, 2023 TABLE OF CONTENTS Page Independent Auditors’ Report 1 – 2 Financial Statements: Consolidated Balance Sheets 3 Consolidated Statements of Operations 4 Consolidated Statements of Mezzanine Equity and Stockholders’ (Deficit) Equity 5 Consolidated Statements of Cash Flows 6 Notes to Consolidated Financial Statements 7 – 32

1 INDEPENDENT AUDITORS’ REPORT To the Stockholders and Board of Directors OraSure Technologies, Inc. Opinion We have audited the accompanying consolidated financial statements of Sherlock Biosciences, Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheets as of September 30, 2024 and December 31, 2023, and the related consolidated statements of operations, changes in mezzanine equity and stockholders’ (deficit) equity and cash flows for the nine months ended September 30, 2024 and year ended December 31, 2023, including the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024 and December 31, 2023, and the results of their operations and their cash flows for the nine months ended September 30, 2024 and year ended December 31, 2023 in accordance with accounting principles generally accepted in the United States of America. We did not audit the financial statements of Sense Biodetection Limited (Sense), a wholly owned subsidiary, whose statements reflect total assets of $14,595,723 and $19,331,279 at September 30, 2024 and December 31, 2023, respectively, and net operating losses of $12,018,328 and $21,371,513 for the nine month period from January 1, 2024 to September 30, 2024 and the year ended December 31, 2023. These statements were audited by other auditors whose report has been furnished to us. We have applied audit procedures on the purchase accounting adjustments to the financial statements of Sense to conform those financial statements to accounting principles generally accepted in the United States of America. Our opinion, insofar as it relates to the amounts included for Sense prior to push down accounting, is based solely on the report of the other auditors. Basis for Opinion We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

2 To the Stockholders and Board of Directors OraSure Technologies, Inc. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued or available to be issued. Auditors’ Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with generally accepted auditing standards, we:  Exercise professional judgment and maintain professional skepticism throughout the audit.  Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. Boston, Massachusetts March 5, 2025

3 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except for share information) September 30, 2024 and December 31, 2023 ASSETS 2024 2023 Current assets: Cash and cash equivalents $ 3,788 $ 5,943 Prepaid expenses and other current assets 1,514 3,106 Deposits 493 536 Restricted cash 30 30 Total current assets 5,825 9,615 Property and equipment, net 9,790 11,740 Goodwill 694 694 Intangibles, net 312 348 Right-of-use assets 13,968 15,505 Restricted cash 462 958 Total assets $ 31,051 $ 38,860 LIABILITIES, MEZZANINE AND STOCKHOLDERS’ (DEFICIT) EQUITY Current liabilities: Convertible notes $ 27,911 $ – Accounts payable 3,215 453 Accrued expenses 8,201 10,090 Current portion of lease liabilities 2,743 3,023 Deferred revenue 556 1,148 Total current liabilities 42,626 14,714 Long-term liabilities: Lease liability, net of current portion 12,431 14,166 Derivative liabilities 242 242 Total long-term liabilities 12,673 14,408 Total liabilities 55,299 29,122 Mezzanine equity: Redeemable Series A preferred stock, $0.0001 par value, 10,959,725 shares authorized, issued and outstanding at September 30, 2024 (at redemption and liquidation value) 33,759 – Redeemable Series B preferred stock, $0.0001 par value, 33,230,877 shares authorized, issued and outstanding at September 30, 2024 (at redemption and liquidation value) 80,000 – Stockholders’ (deficit) equity: Series A and B convertible preferred stock, $0.0001 par value, 44,190,602 shares authorized, issued and outstanding at December 31, 2023 (aggregate liquidation value of $113,759 at December 31, 2023) – 113,447 Common stock, $0.0001 par value, 75,000,000 shares authorized at September 30, 2024 and December 31, 2023; 17,818,471 and 17,816,371 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively 2 2 Additional paid-in capital 11,662 11,018 Accumulated deficit (149,671) (114,729) Total stockholders’ (deficit) equity (138,007) 9,738 Total liabilities, mezzanine and stockholders’ (deficit) equity $ 31,051 $ 38,860 See accompanying notes.

4 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands) For the Nine Months Ended September 30, 2024 and the Year Ended December 31, 2023 2024 2023 Revenues: Grant revenues $ 1,080 $ 909 Total revenues 1,080 909 Operating expenses: Research and development 25,635 34,993 General and administrative 6,901 17,915 Total operating expenses 32,536 52,908 Loss from operations (31,456) (51,999) Other (expense) income: Interest income 80 467 Other (expense) income (3,566) 667 Change in fair value of derivative liabilities – (84) Total other (expense) income, net (3,486) 1,050 Net loss $ (34,942) $ (50,949) See accompanying notes.

SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEZZANINE EQUITY AND STOCKHOLDERS' (DEFICIT) EQUITY
(In thousands, except share amounts)

Nine Months Ended September 30, 2024 and the Year Ended December 31, 2023

	Mezzanine Equity – Redeemable Preferred Stock				Stockholders' (Deficit) Equity							
	Series A		Series B		Series A and B Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Other Comprehensive Loss	Total Accumulated Deficit	Stockholders' Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Value	Shares	Amount				
Balance at December 31, 2022	–	$ –	–	$ –	44,190,602	$ 113,447	14,183,442	$ 1	$ 3,979	$ (122)	$ (63,780)	$ 53,525
Issuance of common stock and options upon acquisition of Sense	–	–	–	–	–	–	3,619,079	1	4,645	–	–	4,646
Issuance of common stock upon exercise of stock options	–	–	–	–	–	–	13,850	–	18	–	–	18
Stock-based compensation	–	–	–	–	–	–	–	–	2,376	–	–	2,376
Realization of unrealized losses due to maturity of short-term investments	–	–	–	–	–	–	–	–	–	122	–	122
Net loss	–	–	–	–	–	–	–	–	–	–	(50,949)	(50,949)
Balance at December 31, 2023	–	–	–	–	44,190,602	113,447	17,816,371	2	11,018	–	(114,729)	9,738
Adjustment for mezzanine preferred stock	10,959,725	33,759	33,230,877	80,000	(44,190,602)	(113,447)	–	–	(312)	–	–	(113,759)
Issuance of common stock upon exercise of stock options	–	–	–	–	–	–	2,100	–	3	–	–	3
Stock-based compensation	–	–	–	–	–	–	–	–	953	–	–	953
Net loss	–	–	–	–	–	–	–	–	–	–	(34,942)	(34,942)
Balance at September 30, 2024	10,959,725	$ 33,759	33,230,877	$ 80,000	–	$ –	17,818,471	$ 2	$ 11,662	$ –	$(149,671)	$(138,007)

See accompanying notes.

5

6 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) For the Nine Months Ended September 30, 2024 and the Year Ended December 31, 2023 2024 2023 Operating activities: Net loss $ (34,942) $ (50,949) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 2,415 2,286 Amortization of net discount/premium on short-term investments – (240) Change in fair value of derivative liabilities – 84 Change in fair value of convertible notes 4,366 – Stock-based compensation 953 2,376 Foreign currency gain 282 – Changes in: Prepaid expenses and other assets 1,691 6,305 Deposits 69 (59) Right-of-use asset/lease liability, net (579) 1,628 Accounts payable 2,725 (5,774) Accrued expenses (2,245) 37 Deferred revenue (592) 603 Net cash used in operating activities (25,857) (43,703) Investing activities: Acquisition of property and equipment – (5,035) Proceeds from sale of property and equipment – 61 Proceeds from sales and maturities received on short-term investments – 37,520 Net cash acquired as part of the acquisition of Sense Biodetection, Inc. – 569 Purchase of short-term investments – (3,948) Net cash provided by investing activities – 29,167 Financing activities: Proceeds from issuance of convertible notes 23,545 – Proceeds from exercise of stock options 3 18 Net cash provided by financing activities 23,548 18 Foreign exchange impact on cash (342) – Decrease in cash and cash equivalents (2,651) (14,518) Cash, cash equivalents and restricted cash at beginning of year 6,931 21,449 Cash, cash equivalents and restricted cash at end of year $ 4,280 $ 6,931 Supplemental disclosure of non-cash investing and financing activities: Issuance of common units and options related to Sense acquisition $ – $ 4,646 See accompanying notes.

7 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 1. Nature of Business and Going Concern Sherlock Biosciences, Inc. and Subsidiaries (the Company) was incorporated on February 15, 2018 under the laws of the state of Delaware. The Company is an early-stage life science company dedicated to making molecular diagnostics more affordable and efficient through engineering biology platforms, directed at a wide range of potential applications in areas including precision oncology, infection identification, food safety, at-home tests, and disease detection. Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, creating new intellectual property, and raising capital. The Company is subject to risks common to companies in the biotechnology industry including, but not limited to, new technological innovations, protection of proprietary technology, dependence on key personnel, compliance with government regulations and the need to obtain additional financing. Product candidates currently under development will require significant additional research and development efforts, including extensive pre-clinical and clinical testing and regulatory approval, prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel infrastructure and extensive compliance-reporting capabilities. The Company’s product candidates are in development. There can be no assurance that the Company’s research and development will be successfully completed, that adequate protection for the Company’s intellectual property will be obtained, that any products developed will obtain necessary government regulatory approval or that any approved products will be commercially viable. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will generate significant revenue from product sales. The Company operates in an environment of rapid change in technology and substantial competition from pharmaceutical and biotechnology companies. In addition, the Company is dependent upon the services of its employees and consultants. Under Accounting Standards Update (ASU) 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), the Company has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. Management has assessed the Company’s ability to continue as a going concern in accordance with the requirement of Accounting Standards Codification (ASC) 205-40. The accompanying financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. Through September 30, 2024, the Company has funded its operations with proceeds from the issuance of convertible notes and equity investments from stockholders. To date, the Company has experienced recurring losses and has an accumulated deficit of $149,671 as of September 30, 2024. As discussed in Note 19, Subsequent Events, the Company was acquired by OraSure Technologies, Inc. in December 2024. Uncertainty related to the Company’s ability to continue as a going concern is expected to be alleviated as a result of this transaction.

8 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 1. Nature of Business and Going Concern (Continued) Acquisition of Sense Biodetection Limited On January 30, 2023, Sherlock and Sense Biodetection Limited entered into a Share Purchase Agreement to acquire Sense and its subsidiary, Sense Biodetection Inc (collectively, Sense), a molecular diagnostic company. The Company is headquartered in Oxford, United Kingdom with offices in Cambridge, United Kingdom and Milford, Massachusetts and focuses on empowering patients and transforming healthcare access and affordability by bringing lab-quality results through easy-to-use, rapid, disposable molecular tests without the constraints of an instrument. The Company’s principal activity includes the research and development and commercialization of “Veros,” an instrument-free clinical diagnostic device. The total purchase price was $4.6 million. As of December 31, 2023, the accompanying consolidated financial statements include the activity of Sense from the date of acquisition, on January 30, 2023, through December 31, 2023. See Note 3 for additional information. 2. Summary of Significant Accounting Policies Basis of Presentation The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). The Principles of Consolidation The accompanying consolidated financial statements contain the accounts of the Company and its wholly owned subsidiaries, The 221B Foundation, Sherlock Securities Corp., Sense Biodetection Inc., and Sense Biodetection Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation. The 221B Foundation and Sherlock Securities Corp. had no operations activity other than investment and charitable contributions transactions. Cash and Cash Equivalents The Company considers all highly liquid investments with an original maturity of three months or less at the time of initial purchase to be cash equivalents. The objectives of the Company’s cash management policy are to safeguard and preserve funds to maintain liquidity sufficient to meet the Company’s cash flow requirements and to attain a market rate of return. Restricted Cash Long-term restricted cash at September 30, 2024 and December 31, 2023 represents $0.5 million and $1.0 million, respectively, of cash in support of a letter of credit required under the Company’s Watertown, Massachusetts facility lease (see Note 16). Restricted cash included in current assets at September 30, 2024 and December 31, 2023 represents cash set aside for its credit card arrangement with a financial institution.

9 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 2. Summary of Significant Accounting Policies (Continued) A reconciliation of the cash, cash equivalents, and restricted cash reported within the consolidated balance sheets at September 30, 2024 and December 31, 2023 that sum to the total of the same amounts shown in the statements of cash flows is as follows (in thousands): 2024 2023 Cash and cash equivalents $ 3,788 $ 5,943 Restricted cash 492 988 $ 4,280 $ 6,931 Property and Equipment Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets. The estimated useful lives are as follows: Laboratory equipment 5 years Plant and Machinery 10 years Furniture and fixtures 5 years Leasehold improvements Shorter of the useful life of the asset or term of the lease Costs for capital assets not yet placed in service are capitalized and depreciated once placed into service. Upon retirement or sale, the cost of assets disposed of, and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the loss from operations. Expenditures for repairs and maintenance are charged to expense as incurred. Goodwill and Other Intangibles Goodwill represents the excess of cost over fair value of net assets of the business acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead are tested for impairment annually or more frequently whenever events or changes in circumstances indicate that the carrying amount may exceed its fair value. The Company tests for goodwill impairment upon the occurrence of an event or circumstance that may indicate the fair value of the Company is less than its carrying amount. If events or circumstances are present that may indicate the fair value of the Company is less than its carrying value, the estimated fair value of the Company is compared to its carrying amount and an impairment loss is recognized for the excess of the carrying amount over fair value (if any), not to exceed the carrying amount of goodwill. An indefinite-lived intangible asset, such as acquired technology, is tested for impairment annually or more frequently if indications of impairment are present. Intangible assets with estimable or determinable useful lives are amortized over their respective estimated useful lives and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Goodwill recorded as a result of the acquisition of Sense was $0.7 million in 2023. For the nine months ended September 30, 2024 and year ended December 31, 2023, the Company’s goodwill impairment evaluation, based on qualitative assessment, indicated there was no impairment. None of the Company’s goodwill is deductible for income tax purposes.

10 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 2. Summary of Significant Accounting Policies (Continued) The Company also evaluates the recoverability of its other long-lived assets, including amortizable intangible assets and property and equipment, if circumstances indicate that the carrying amount of the asset group may not be fully recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset group for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset group to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. To date, the Company has not recorded any impairment losses or disposals on long-lived assets. Convertible Notes The Company has elected to account for outstanding convertible notes utilizing the fair value option in accordance with ASC 825, Financial Instruments – Overall. The convertible notes are initially measured based on the amount of allocated proceeds from the transaction and are remeasured at fair value on each reporting date, with changes in fair value recognized as a gain or loss on the consolidated statements of operations. The portion of any change in fair value resulting from a change in the instrument-specific credit risk is presented separately. The fair value option may be applied instrument by instrument but is irrevocable. As a result of applying the fair value option, direct costs and fees related to the convertible notes are recognized in general and administrative expense. Accrued interest for the convertible notes is not recognized separately but is considered in determining the fair value of the convertible notes on each reporting date. Preferred Stock As of December 31, 2023, the Company concluded that preferred stock was not redeemable as there had not been an occurrence of a deemed liquidation event and the occurrence of such deemed event was not probable. During the nine-months ended September 30, 2024, the Company initiated a process for a sale of the entity and the sale of the entity had become probable (see Note 19). As a result, the Preferred Stock was accreted to redemption value. Preferred Stock is and was accounted for as mezzanine equity as of September 30, 2024. Research and Development Costs Research and development expenses include employee payroll, consulting, contract research, license fees, depreciation, rent and other corporate costs attributable to research and development activities, and are expensed as incurred.

11 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 2. Summary of Significant Accounting Policies (Continued) Research Contract Costs and Accruals The Company has entered into various contracts with third parties. These agreements and related payments are recorded as research and development expenses as incurred. The Company records accruals for estimated ongoing research costs. When evaluating the adequacy of the accrued liabilities, the Company analyzes progress of the studies, including the phase or completion of events, invoices received and contracted costs. Patent Costs The Company expenses patent costs as incurred and records such costs within general and administrative expenses. Income Taxes The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the Company’s tax returns. Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be realized and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by analyzing carryback capacity in periods with taxable income, reversal of existing taxable temporary differences and estimating the future taxable profits expected and considering prudent and feasible tax planning strategies. The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. To the extent an income tax provision is necessary, the provision for income taxes would include the effects of any resulting tax reserves or unrecognized tax benefits that are considered appropriate, as well as the related net interest and penalties. Stock-Based Compensation The Company measures all stock options and other stock-based awards granted to employees, non- employees and directors based on the fair value on the date of the grant and recognizes compensation expense of those awards, over the requisite service period, which is generally the vesting period of the respective award. Generally, the Company issues stock options with only service-based vesting conditions and records the expense for these awards using the straight-line method.

12 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 2. Summary of Significant Accounting Policies (Continued) The Company classifies stock-based compensation expense in its consolidated statement of operations in the same manner in which the award recipients’ payroll costs are classified or in which the award recipients’ service payments are classified. The fair value of each stock option grant is estimated using the Black-Scholes option-pricing model. As a private company, it lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future. The Company records the impact of forfeitures in the period in which the forfeitures occur. Use of Estimates The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates contained within these consolidated financial statements include estimated fair value of the Company’s common stock and convertible notes, share-based awards utilized for stock-based compensation purposes, the fair value of acquired intangibles and goodwill and fair value of its derivative liabilities. Actual results could differ from those estimates. Concentration of Credit Risk Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash. Periodically, the Company maintains deposits in accredited financial institutions in excess of federally insured limits. The Company maintains each of its cash balances with high-quality and accredited financial institutions and accordingly, such funds are not exposed to significant credit risk. The Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. Foreign Currency Reporting The financial statements of Sense are remeasured into U.S. dollars. The remeasurement is based on the determination that the U.S. dollar is the functional currency. Monetary assets and liabilities are translated at current exchange rates and certain non-monetary assets, principally property and equipment, are translated at historical rates. Revenue and expense items are translated using the average exchange rates for the period, and retained earnings are translated using the historical exchange rates. Exchange gains and losses resulting from differences in exchange rates are reflected in other (expense) income in the accompanying consolidated statements of operations and stockholders’ (deficit) equity.

13 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 2. Summary of Significant Accounting Policies (Continued) Foreign currency gains and losses resulting from transactions denominated in foreign currencies, including intercompany transactions, are reflected in other (expense) income in the accompanying consolidated statements of operations. Grant Revenue Recognition The Company generates revenue from government, non-for-profit, and other non-governmental contracts that reimburse the Company for certain allowable costs for funded projects. Accounting for grants does not fall under ASC 606, as the grantor will not benefit directly from the Company’s expansion or product development, and no products or services are transferred to the grantor. As there is no authoritative guidance under U.S. GAAP on accounting for grants to for profit business entities from government entities, the Company accounts for grants by analogy to International Accounting Standards Topic 20, Accounting for Government Grants and Disclosure of Government Assistance (IAS 20) and ASC Topic 958, Not for-Profit Entities (ASC 958). The decision to account for a grant under IAS 20 or ASC 958 is based on whether the grantor is a government entity. The Company’s revenue recognition policy is to recognize the grant revenue in the period the qualified expenses, which are included in the approved Grant Agreement, are incurred. Any amounts received from the Grantor that have not been recognized as revenue are recorded as a deferred revenue on the accompanying consolidated balance sheet. The Company recognizes funding received from certain governmental agencies as revenue, rather than as a reduction of research and development expenses, because the Company is the principal in conducting the research and development activities and these contracts are central to its ongoing operations. The Company recognizes revenue only after the qualifying expenses related to the contracts have been incurred and is reasonably assured that the expenses will be reimbursed and of the collectibility of the revenue. The Company records revenue recognized upon incurring qualifying expenses in advance of billing as unbilled revenue, which is included in prepaid expenses and other current assets in the accompanying consolidated balance sheet. Unbilled revenue at September 30, 2024, December 31, 2023 and January 1, 2023 totaled $0.2 million, $1.7 million and $0, respectively. Amounts received in advance of recognition of revenue are included in deferred revenue in the accompanying consolidated balance sheet. Deferred revenue at September 30, 2024, December 31, 2023 and January 1, 2023 totaled $0.6 million, $1.1 million, and $0.5 million, respectively. The related costs incurred by the Company are included in research and development expense in the consolidated statements of operations. Research Revenue Recognition To determine revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

14 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 2. Summary of Significant Accounting Policies (Continued) The Company only applies the five-step model to arrangements that meet the definition of a contract with a customer, including when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied. During the nine months ended September 30, 2024 and year ended December 31, 2023, there was no research revenue recognized. Derivative Liabilities In connection with certain equity financings and licensing transactions, the Company has identified certain embedded and freestanding derivatives, which are recorded as liabilities on the Company’s balance sheet and are remeasured to fair value at each reporting date until the derivative is settled. Changes in the fair value of the derivative liabilities are recognized as other (expense) income in the consolidated statements of operations. Leases The Company determines if an arrangement is a lease at contract inception. Operating lease assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease assets and liabilities are recognized at the commencement date of the lease based upon the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Given the Company’s current business structure, uncertainty of future growth, and the associated impact to real estate, the Company concluded that it is not reasonably certain that any renewal options would be exercised. Therefore, the operating lease assets and operating lease liabilities only contemplate the initial lease terms. The Company uses its incremental borrowing rate when the implicit rate is not readily determinable based upon the information available at the commencement date in determining the present value of the lease payments. The Company made an accounting policy election not to recognize leases with an initial term of 12 months or less within its balance sheets and to recognize the lease payments on a straight-line basis over the lease term in its consolidated statements of operations. The Company’s operating leases are reflected in operating lease assets, current portion of operating lease liabilities and operating lease liabilities, net of current portion in the Company’s consolidated balance sheets. The right-of-use asset was determined using the present value of the future minimum lease payments over the term of the lease, any lease payments made to the lessor at or before the commencement date, reduced by lease incentives, and initial direct costs incurred by the Company. The liabilities are determined using the present value of the future minimum lease payments.

15 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 3. Business Combination Sense Biodetection Limited As previously discussed in Note 1, on January 30, 2023, the Company acquired Sense. The transaction was accounted for as a business combination in accordance with ASC 805, Business Combinations. The application of the purchase method required that the total purchase consideration of $4.6 million be allocated to the fair value of assets acquired and liabilities assumed based upon their fair values at the acquisition date, with amounts exceeding fair value of net assets being recorded as goodwill. The purchase price consisted of (1) 100% of Sense shares sold to the Company and the sellers received 3,619,079 common shares of the Company with a fair value of $3.7 million and (2) former management incentive plan participants were granted 1,469,729 options totaling a fair value of $0.9 million. The fair value of assets acquired and liabilities assumed on January 30, 2023 was as follows (in thousands): Cash $ 569 Accounts receivable 6 Prepaids and other assets 3,607 Deposits 477 Accrued income 4,907 Property and equipment 7,459 Operating lease right-of-use assets 5,187 Intangible assets 411 Goodwill 694 Total assets acquired 23,317 Accounts payable 5,603 Accrued expenses and other current liabilities 7,028 Operating lease liabilities 6,040 Total liabilities assumed 18,671 Fair value of net assets acquired $ 4,646 The Company engaged an independent valuation firm to determine the estimated fair value of identifiable acquisition-related intangible assets based primarily on discounted cash flow projections that arise from these assets. Significant assumptions were used in the determination of the fair value, such as discount rates, projected cash flows and the determination of the estimated useful lives of the intangible assets. The independent valuation firm also valued the 3,619,079 common shares issued in conjunction with the transaction to be $3.7 million. All direct expenses incurred related to the acquisition were expensed as incurred. Total acquisition-related costs were $0.5 million for the year ended December 31, 2023.

16 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 4. Intangible Assets Intangible assets consisting of acquired technology was recorded as a result of the acquisition of Sense totaling $0.4 million. At the acquisition date, intangible assets were recorded at fair value. Further, management has concluded that finite-lived intangible assets will be amortized based on Company policy and intent to use these assets. The useful life of the acquired technology was based on the cash flow projections which show a drop off in revenue after six years. The Company will amortize the intangible using the straight-line method over their estimated useful life of six years. As of September 30, 2024 and December 31, 2023, the Company recorded $0.04 million and $0.06 million, respectively, in amortization expense related to the acquired technology. 5. Convertible Notes In February 2024, the Company executed a secured promissory note pursuant to a Note Purchase Agreement (the Convertible Note) totaling $18.6 million to investors to raise capital. The note has an annual interest rate of 12% and a maturity date of July 1, 2024. Interest expense for the nine months ended September 30, 2024 was $1.3 million. The Convertible Note indicates that upon a qualified financing that raises at least $10.0 million (excluding conversion of the convertible notes and similar instruments), the holders will receive the same shares as sold in the financing at a 20% discount to the price paid by the cash investors. Upon a non-qualified financing, the Convertible Note will convert upon election of a vote of the majority of the holders. The holders will receive the same shares as sold in the financing at an 20% discount to the price paid by the cash investors. In September 2024, the Company executed a secured promissory note pursuant to a Note Purchase Agreement (the Convertible Notes) totaling $5.0 million to investors to raise capital. The note has an annual interest rate of 12% and a maturity date of March 20, 2025. The Convertible Notes indicate that upon a qualified financing that raises at least $10.0 million (excluding conversion of the convertible notes and similar instruments), the holders will receive the same shares as sold in the financing at a 20% discount to the price paid by the cash investors. Upon a non-qualified financing, the convertible notes will convert upon election of a vote of 65% of the holders. The holders will receive the same shares as sold in the financing at an 20% discount to the price paid by the cash investors. Under the terms of both Convertible Notes, the Convertible Notes include a provision that states upon in the event of an extraordinary event, the holders are entitled to 300% of the then outstanding principal and accrued interest. An extraordinary event, as defined in the Convertible Notes, includes the sale of substantially all of the Company’s assets, a qualifying merger, the sale of 50% or more of the Company’s shares, an initial public offering, or the company’s liquidation. The Company made the election to record the Convertible Notes at their fair value at issuance and adjusted to fair value as of September 30, 2024. See Note 6. In December 2024, the Company completed a strategic transaction (see Note 19) where the convertible notes were settled in exchange for a cash payment and rights to future contingent consideration.

17 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 6. Fair Value Measurements Certain assets are carried at fair value under U.S. GAAP. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In determining fair value, the use of various valuation approaches, including market, income and cost approaches, is permitted. A fair value hierarchy has been established based on whether the inputs to valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from sources independent of the reporting entity and unobservable inputs reflect the entity’s own assumptions about how market participants would value an asset or liability based on the best information available. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The Company follows the guidance of ASC 820, Fair Value Measurements, which establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date. Level 1 – Pricing inputs are quoted prices available in active markets for identical investments as of the reporting date. Level 2 – Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 3 – Pricing inputs include unobservable inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability, which are developed based on the best information available. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The carrying amounts reflected in the balance sheet for cash, accounts payable and accrued expenses approximate their respective fair values because of the short-term maturity of those financial instruments.

18 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 6. Fair Value Measurements (Continued) The following table presents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2024 and December 31, 2023 and indicates the level of the fair value hierarchy utilized to determine such fair values (in thousands): Level 1 Level 2 Level 3 Total 2024 Assets: Cash equivalents: Money market funds $ 39 $ – $ – $ 39 Total cash equivalents 39 – – 39 Total assets $ 39 $ – $ – $ 39 Liabilities: Convertible notes $ – $ – $ 27,911 $ 27,911 Derivative liability – see Note 11 – – 242 242 Total liabilities $ – $ – $ 28,153 $ 28,153 2023 Assets: Cash equivalents: Money market funds $ 1,325 $ – $ – $ 1,325 Total cash equivalents 1,325 – – 1,325 Total assets $ 1,325 $ – $ – $ 1,325 Liabilities: Derivative liability – see Note 11 $ – $ – $ 242 $ 242 Total liabilities $ – $ – $ 242 $ 242 Additional financial instruments consist of accounts payable, accrued expenses and deferred revenue liabilities, whose carrying values approximate fair value. As of September 30, 2024, the outstanding convertible notes had a principal balance of $23.6 million. There were no changes in instrument-specific credit risk during the nine months ended September 30, 2024. In order to determine the fair value of the convertible notes, the Company utilizes available facts and circumstances to estimate the value of the consideration for which the instruments will ultimately be settled. As of September 30, 2024, the Company determined the fair value of the convertible notes to be equal to the actual consideration received subsequent to the balance sheet date. The fair value of the convertible notes as of September 30, 2024 was $27.9 million, with a loss recorded in other (expense) income on the statements of operations totaling $4.3 million for the nine months ended.

19 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 6. Fair Value Measurements (Continued) As of September 30, 2024 and December 31, 2023, there were no available-for-sale investments held by the Company as all investments matured in 2023. Realized gains and losses associated with these short- term investments in 2023 were not material to the financials as a whole. 7. Prepaid Expenses and Other Current Assets Prepaid expenses and other current assets consist of the following as of September 30, 2024 and December 31, 2023 (in thousands): 2024 2023 Unbilled revenue $ 221 $ 1,753 Other 1,293 1,353 Total $ 1,514 $ 3,106 8. Accrued Expenses Accrued expenses consist of the following as of September 30, 2024 and December 31, 2023 (in thousands): 2024 2023 Payroll costs $ 1,646 $ 1,438 Contract manufacturing cost 4,318 7,457 Other 2,237 1,195 Total $ 8,201 $ 10,090 9. Property and Equipment Property and equipment consist of the following at September 30, 2024 and December 31, 2023 (in thousands): 2024 2023 Laboratory equipment $ 2,668 $ 2,562 Plant and machinery 4,071 3,875 Furniture and fixtures 1,438 1,430 Leasehold improvements 6,742 6,432 14,919 14,299 Less accumulated depreciation and amortization (5,129) (2,559) Total $ 9,790 $ 11,740

20 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 9. Property and Equipment (Continued) Depreciation and amortization expense amounted to approximately $2.4 million and $2.2 million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively. 10. Grant Agreements The Company entered into grant arrangements with a nonprofit organization and governmental agency for funding to support the development of three different initiatives. The Company received $0.2 million from the National Institute of Food and Agriculture in 2023 for funding efforts relating to the improvement of the field-deployable CRISPR-based diagnostics relating to biosecurity in aquaculture through February 29, 2024. The Company recognized $0.2 million under this agreement during the year ended December 31, 2023, respectively. The services under the agreement were completed as of September 30, 2024 and there are no further amounts due under the contract. The Company also received $1.0 million under the second grant arrangement from the nonprofit organization in 2022 for funding to support the development of rapid molecular diagnostic testing capability through March 31, 2023. The Company recognized $0.5 million under this agreement during the year ended December 31, 2023. The services under the agreement were completed as of December 31, 2023 and there are no further amounts due under the contract. The Company received $1.3 million under the third grant arrangement from the nonprofit organization in 2023 for funding to support the development of HPV molecular diagnostic testing capability through February 28, 2025. The Company recognized $0.55 million and $0.2 million under this agreement during the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively. The Company also received $1.0 million and $0.3 million in 2024 and 2023, respectively, under six grant arrangements with different nonprofit organizations for funding supporting the development of diagnostic testing for SARS-CoV2, viral hemorrhagic fevers, sexually transmitted infections, and tuberculosis through different expirations from October 31, 2024 to January 31, 2028. The Company recognized $0.55 million under these agreements during the nine months ended September 30, 2024. Under the terms of the agreements above, the Company is required to expend the grant proceeds in accordance with project plan, adhere to the budget approved by the joint research steering committee and meet certain reporting requirements. In the event the Company does not meet these requirements, the Grantor is required to certain refund amounts. The Company has recognized approximately $1.1 million and $0.9 million of grant revenue for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively. At September 30, 2024, December 31, 2023 and 2022, deferred revenue amounted to $0.6 million, $1.1 million and $0.5 million, respectively, and was included in current liabilities.

21 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 11. Derivative Liabilities In connection with the license agreement entered into by a third-party Licensor discussed in Note 18, the Company provided the Licensor the rights to success fee payments, which are payable in shares of common stock or cash in the event the Company achieves a certain market capitalization, which meets the definition of a free-standing derivative and liability. Any changes in the valuation have been recorded in the statement of operations under the caption change in fair value of derivative liability. A roll-forward of the derivative liability associated with each instrument is as follows (in thousands): Balance at December 31, 2022 $ 158 Change in fair value 84 Balance at December 31, 2023 242 Change in fair value – Balance at December 31, 2024 $ 242 The Company valued the derivative liability at December 31, 2023 using a long digital binary/call option, which included the following assumptions: Expected volatility 73.00% Expected dividends – Expected period to payout (years) 3.00 Risk-free interest rate 4.01% As of September 30, 2024, the Company determined there to be no significant change to the assumptions mentioned above. As a result, no adjustments to the fair value were recorded for the nine months ending September 30, 2024.

SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024 and December 31, 2023

12. Series A and B Redeemable and Convertible Preferred Stock

The Company has issued Series A and B convertible preferred stock (Series A or Series B preferred stock, individually, or Series A and B preferred stock, collectively) since its inception and became redeemable as of September 30, 2024. Preferred Series A and B consists of the following as of September 30, 2024 and December 31, 2023:

	Preferred Shares Authorized	Preferred Shares Issued and Outstanding	Carrying Value	Liquidation Preference	Common Stock Issuable Upon Conversion
2024					
Series A	10,959,725	10,959,725	$ 33,759	$ 33,759	12,463,719
Series B	33,230,877	33,230,877	80,000	80,000	33,230,877
Total	44,190,602	44,190,602	$113,759	$113,759	45,694,596
2023					
Series A	10,959,725	10,959,725	$ 33,647	$ 33,759	12,463,719
Series B	33,230,877	33,230,877	79,800	80,000	33,230,877
Total	44,190,602	44,190,602	$113,447	$113,759	45,694,596

On April 12, 2019, the Company issued 3,895,727 shares of Series A convertible preferred stock (Series A preferred stock) at a price of $3.08 per share for total gross proceeds of $12.0 million. In addition, the Company issued 6,739,354 shares of Series A preferred stock upon the conversion of the notes payable previously issued in 2018 and 2019 and related interest in the amount of $20.7 million. The Company also issued an additional 324,644 shares of Series A preferred stock at a price of $3.08 per share for total gross proceeds of $1.0 million on April 26, 2019. Total stock issuance costs relating to Series A preferred stock is $0.1 million as of December 31, 2023. The issuance costs were accreted in 2024 upon determination that the Series A preferred stock was redeemable.

On February 28, 2022 and March 7, 2022, the Company issued an aggregate of 33,230,877 shares of Series B preferred stock at a per share price of $2.41 in exchange for gross proceeds of $80.0 million of cash. As a result of the issuance of the Series B preferred stock, the conversion ratio of the Series A preferred stock increased from 1 to 1.14. Total stock issuance costs relating to Series B preferred stock is $0.2 million as of December 31, 2023. The issuance costs were accreted in 2024 upon determination that the Series B preferred stock was redeemable.

22

23 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 12. Series A and B Redeemable and Convertible Preferred Stock (Continued) The following is a description of the rights of the holders of Series A and B preferred stock: Liquidation Rights In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A and B preferred stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to: in the case of Series A preferred stock, the greater of (a) the Series A Original Issue Price of $3.08 per share, plus any dividends declared but unpaid thereon, or (b) the amount payable had the shares of Series A preferred stock been converted into a share of common stock; and, in the case of Series B preferred stock, the greater of (a) the Series B Original Issue Price of $2.41 per share, plus any dividends declared but unpaid thereon, or (b) the amount payable had the shares of Series B preferred stock been converted into a share of common stock. The remaining proceeds are available to the common stockholders. Conversion Each share of Series A and B preferred stock is convertible at the option of the holder, at any time after the date of issuance and without the payment of any additional consideration, into that number of shares of common stock as is determined by dividing the original issuance price of the Series A of $3.08 per share and Series B of $2.41 per share, respectively, by the conversion price of the Series A and B, respectively, in effect at the time of conversion (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares). At September 30, 2024 and December 31, 2023, the Series A and B preferred stock conversion price was $2.71 per share. All outstanding shares of Series A and B preferred stock are automatically convertible based upon either: (i) the written consent of holders of a majority of the Series A preferred stock outstanding at that time or (ii) the closing of a firm commitment, underwritten initial public offering, in which the aggregate proceeds to the Company are at least $50.0 million and having an offering price to the public of at least $7.22 per share. Redemption Shares of Series A and B preferred stock are not redeemable at the election of the holders unless there is a deemed liquidation event. Voting Rights The holders of Series A and B are entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock is convertible at the time of such vote. The holders of Series A and B vote together with the common shareholders as a single class. The holders of Series A and B are entitled to elect one and two members of the Board of Directors, respectively.

24 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 12. Series A and B Redeemable and Convertible Preferred Stock (Continued) Protective Rights As long as at least 11,047,651 shares of Series A and B preferred stock are outstanding, subject to the appropriate adjustments for stock splits, stock dividends, or recapitalization with respect to the Series A and B preferred stock, holders of Series A and B preferred stock are entitled to protective rights, which require the affirmative vote of a majority of Series A and B preferred stockholders for certain corporate actions, which include, but are not limited to, the sale of the Company, its liquidation, the acquisition of assets or a business, and the authorization of additional shares of the Company’s capital. Dividend Rights The holders of the Series A and B preferred stock are not entitled to receive any stated dividends. However, no dividends may be paid to holders of common stock unless dividends are paid to the holders of the Series A and B preferred stock. Holders of Series A and B preferred stock are entitled to participate with dividends declared to common stockholders based on the number of shares of common stock into which each share of preferred stock is convertible at the time. No dividends have been declared through September 30, 2024. Presentation and Measurement The Company has presented its Series A and B convertible preferred stock at its cost on the date of issuance within the stockholders’ equity section of the consolidated balance sheet at December 31, 2023. At September 30, 2024, the sale of the entity had become probable. As a result, the Series A and B preferred stock were presented as mezzanine equity on the consolidated balance sheet. See Note 19. 13. Common Stock The holders of common stock are entitled to one vote per share of common stock owned and entitled to dividends, when and if declared by the Company’s Board of Directors. The voting, dividend and liquidation rights of the holders of common stock are subject to and qualified by the rights of the Series A and B preferred stockholders. At September 30, 2024, the Company has reserved shares of common stock for the conversion or exercise of the following securities: Conversion of Series A preferred stock 12,463,719 Conversion of Series B preferred stock 33,230,877 Exercise of options to purchase common stock 7,153,879 Total 52,848,475

25 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 13. Common Stock (Continued) The Company has also sold shares of restricted common stock, whose restrictions lapse according to the time-based vesting conditions of each award, which is generally over 4 years. The proceeds from the sale of the restricted shares were initially recorded as a liability, since upon termination of employment, the proceeds related to the unvested shares are returned to the employee. The Company reclassifies the liability from accrued expenses to additional paid-in capital as the time-based restriction lapses. Unvested shares of restricted common stock may not be sold or transferred by the holder. As of September 30, 2024 and December 31, 2023, all restricted common stock had vested. 14. Stock Option Plan The Company has the Sherlock Biosciences, Inc. 2018 Stock Plan (the 2018 Plan), which, as amended, permits the grant of share options and shares to its employees for up to 11,447,293 shares of common stock. All option awards are granted with an exercise price equal to or greater than the market price of the Company’s stock at the date of grant. Option and share awards generally vest over five years. Certain option and share awards provide for accelerated vesting if there is a change in control as defined in the 2018 Plan. At September 30, 2024 and December 31, 2023, there were options to purchase 2,948,077 shares and 2,362,086 shares of common stock available for grant, respectively. The fair value of each option award is estimated on the date of grant using the Black-Scholes option- pricing model using the following assumptions for the nine months ended September 30, 2024 and the year ended December 31, 2023: 2024 2023 Expected volatility 89.7% 87.00% Expected dividends – – Expected term (years) 6.00 5.50 Risk-free interest rate 4.37% 3.90%

26 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 14. Stock Option Plan (Continued) A summary of option activity under the 2018 Plan for the nine months ended September 30, 2024 and the year ended December 31, 2023 is presented below: Weighted- Weighted- Average Average Remaining Exercise Contractual Shares Price Term (Years) Outstanding at December 31, 2022 6,925,843 $ 1.48 9.31 Granted 3,242,732 1.02 Canceled, expired, or forfeited (2,412,755) 1.25 Options exercised (13,850) 1.34 Outstanding at December 31, 2023 7,741,970 1.36 8.58 Vested at December 31, 2023 3,803,519 1.38 8.50 Non-vested at December 31, 2023 3,938,451 1.34 8.66 Outstanding at December 31, 2023 7,741,970 1.36 8.58 Granted 111,207 0.92 Canceled, expired, or forfeited (2,100) 1.28 Options exercised (697,198) 1.26 Outstanding at September 30, 2024 7,153,879 1.36 7.83 Vested at September 30, 2024 4,900,543 1.38 7.77 Non-vested at September 30, 2024 2,253,336 $ 1.30 7.94 The weighted-average grant date fair value of options granted during 2024 and 2023 was $0.70 per share and $0.74 per share, respectively. Total unrecognized compensation expense related to stock options amounted to approximately $2.0 million and is expected to be incurred over the weighted-average period of approximately 1.89 years. The intrinsic value of options exercised during the nine months ended September 30, 2024 and year ended December 31, 2023 was insignificant to the overall financial statements. Stock-based compensation expense included in the Company’s consolidated statements of operations is as follows for the nine months ended September 30, 2024 and the year ended December 31, 2023 (in thousands): 2024 2023 Research and development $ 241 $ 573 General and administrative 712 1,803 Total $ 953 $ 2,376

27 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 15. Income Taxes During the years ended September 30, 2024 and December 31, 2023, the Company recorded no income tax benefits due to the losses incurred due to the uncertainty of future taxable income. A reconciliation of income taxes computed using the U.S. federal statutory rate to that reflected in operations as of September 30, 2024 and December 31, 2023 is as follows: 2024 2023 Income tax computed at federal statutory tax rate 21.0% 21.0% State taxes, net of federal benefit 3.2 3.2 RDEC reductions (2.0) (3.0) Tax credits 2.9 2.3 Change in deferred tax rate (8.3) (3.2) Other items 2.2 1.8 Valuation allowance (19.0) (22.1) Total 0.0% 0.0% Deferred income taxes reflect the net tax effects of these temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax assets as of September 30, 2024 and December 31, 2023 are as follow: 2024 2023 Deferred tax assets: Net operating losses $ 30,426 $ 30,176 Amortization of start-up costs 909 980 Capitalized R&D costs 10,308 8,258 Credits 3,412 2,456 Lease liabilities 3,698 4,536 Accruals and other 1,103 – Total deferred tax assets 49,856 46,406 Deferred tax liabilities: Right-of-use assets (3,495) (4,126) Accruals and other – (2,615) Total deferred tax liabilities (3,495) (6,741) Valuation allowance (46,361) (39,665) Net deferred tax assets $ – $ –

28 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 15. Income Taxes (Continued) The Company had federal net operating losses of $64.0 million and $52.4 million at September 30, 2024 and December 31, 2023, respectively, which can be carried forward indefinitely. The Company also has state net operating losses of $59.1 million and $48.6 million, at September 30, 2024 and December 31, 2023, respectively, which can be carried forward for 20 years and begin to expire in 2039. In addition, the Company has $69.7 million and $64.4 million of foreign net operating losses at September 30, 2024 and December 31, 2023, respectively, which can be carried forward indefinitely. The Company has federal tax research and development credit carryforwards of approximately $2.3 million and $1.6 million, at September 30, 2024 and December 31, 2023, respectively, which are available to offset future income taxes, and will expire at various times beginning 2035. The Company also has state tax research and development credit carryforwards of approximately $1.3 million and $0.9 million, at September 30, 2024 and December 31, 2023, respectively, which are available to offset future income taxes, and will expire at various times beginning 2034. Net operating loss and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service (IRS) and may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50% as defined under Sections 382 and 383 in the Internal Revenue Code, which could limit the amount of tax attributes that can be utilized annually to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the Company’s value immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years. The Company has not as yet conducted a study to determine if any the sale of the Company, as described in Note 19, could limit its ability to use the net operating loss and tax credit carryforwards. During the nine months ended September 30, 2024, the Company did not record any income tax benefits for the net operating losses incurred. The Company recognized a $0.5 million refundable tax credit relating to foreign research and development expenditures, that are recorded as a reduction to research and development expense within the statement of operations. During the year ended December 31, 2023, the Company did not record any income tax benefits for the net operating losses incurred. The Company has evaluated the positive and negative evidence bearing upon its ability to realize the deferred tax assets. The Company has considered the history of cumulative net losses incurred since inception and its lack of commercialization of any products or generation of any revenue from product sales since inception and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets. Accordingly, a full valuation allowance has been established against the net deferred tax assets as of September 30, 2024 and December 31, 2023. The valuation allowance increased by $6.7 million and $22.4 million in 2024 and 2023, respectively, primarily as a result of operating losses generated with no corresponding financial statement benefit. On December 22, 2017, the Tax Cuts and Jobs Act (TCJA) was signed into law. Under the TCJA provisions, effective with tax years beginning on or after January 1, 2022, taxpayers can no longer immediately expense qualified research and development expenditures, including all direct, indirect, overhead and software development costs. Taxpayers are now required to capitalize and amortize these costs over five years for research conducted within the United States or 15 years for research conducted abroad. As a result, the Company capitalized for income tax reporting purposes $14.7 and $16.5 million of research and development expenses for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively.

29 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 15. Income Taxes (Continued) The Company is subject to U.S. federal income tax, UK income tax, and Massachusetts state income tax. The statute of limitations for assessment by the IRS and state tax authorities is open for the tax years since 2020; currently, no federal or state income tax returns are under examination by the respective taxing authorities. The Company assesses the uncertainty in its income tax positions to determine whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals of litigation processes, based on the technical merits of the position. For tax positions meeting the more-likely-than-not threshold, the tax amount recognized in the consolidated financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon the ultimate settlement with the relevant taxing authority. No reserve for uncertain tax positions or related interest and penalties has been recorded at September 30, 2024 or December 31, 2023. 16. Lease Arrangements The Company applies ASC 842, Leases, to account for its operating. Operating lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The expected lease term for leases commencing after the adoption of ASC 842 includes noncancelable lease periods and, when applicable, periods covered by an option to extend the lease if the Company is reasonably certain to exercise that option, as well as periods covered by an option to terminate the lease if the Company is reasonably certain not to exercise that option. Lease right-of-use assets related to the operating liabilities are measured at lease inception based on the initial measurement of lease liability, and right-of-use assets are amortized on a straight-line basis over the lease term. 200 Talcott Street, Watertown, Massachusetts On June 11, 2021, the Company entered into an 8-year operating lease agreement for 24,885 square feet of office and laboratory space at 200 Talcott Avenue in Watertown, Massachusetts which the Company obtained control over the right to use the space in April 2022. The lease arrangement includes rent escalations and certain tenant improvement allowances. The lease includes a renewal option to lease the facility for five additional years. As of September 30, 2024 and December 31, 2023, the Company holds $0.5 million and $1.0 million, respectively, in restricted cash to support a letter of credit that expires in November 2024. Sense Acquisition As part of the acquisition of Sense, previously discussed in Notes 1 and 3, the Company assumed lease liabilities for the existing leases on the acquisition date. In 2021, Sense entered into three operating lease agreements located in the UK with lease terms of 4 -10 years. The terms within the lease arrangements do not include rent escalations or certain tenant improvements, and there are no options to extend. One lease includes a security deposit totaling $0.5 million.

30 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 16. Lease Arrangements (Continued) Additionally, as part of the acquisition the Company acquired a Manufacturing and Supply Agreement with Phillips-Medisize, LLC (PMC) which was entered into on July 7, 2020. The manufacturing agreement is effective through July 6, 2023 and will renew automatically on its yearly anniversary for successive one year increments unless either party terminates in accordance with the provisions in the agreement. In addition to the Manufacturing and Supply Agreement there were two executed statements of work (SOW), SOW No. 01 was entered into on February 3, 2022 and established the first manufacturing line, and SOW No. 2 was entered into on March 21, 2022 and established the second manufacturing line, each representing a standalone lease. Due to the terms and conditions of the agreements, the SOWs meet the definition of a lease under ASC 842. Operating Leases As of September 30, 2024, maturities of operating lease liabilities for each of the following five years and a total thereafter were as follows (in thousands): 2024 $ 1,147 2025 4,800 2026 3,036 2027 3,091 2028 3,163 Thereafter 5,399 Total future payments of operating lease liabilities 20,636 Less: imputed interest (5,462) Present value of operating lease liabilities $ 15,174 As of September 30, 2024 and December 31, 2023, the weighted-average remaining lease term was 5.34 and 5.90 years and the weighted-average incremental borrowing rate used to determine the operating lease liability was 9.08% and 9.00%, respectively. Cash paid for amounts included in the measurement of lease liabilities as of September 30, 2024 and December 31, 2023, was $2.9 million and $3.4 million, respectively. During the nine months ended September 30, 2024 and the year ended December 31, 2023, the Company recognized $3.6 million and $3.4 million of rent expense, respectively.

31 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 17. Other (Expense) Income Other (expense) income for the nine months ended September 30, 2024 and the year ended December 31, 2023 consist of the following (in thousands): 2024 2023 Change in fair value of convertible notes $ (4,366) $ – Realized foreign currency gain 282 651 Other (expense) income 518 16 Total $ (3,566) $ 667 18. Other Collaborations License Agreements On November 18, 2018, the Company entered into a license agreement (License) with a third-party Licensor in order to advance and obtain technologies and services related to the business and made an initial payment of approximately $0.2 million along with 625,460 fully vested shares of common stock issued to the Licensor based upon a per share fair value price of $0.0001. The License provided for the Licensor certain anti-dilution rights, which allow the Licensor to maintain a 4.5% share of the outstanding common stock, computed on a fully diluted basis through the date the Company raises $40.0 million of equity capital, including the conversion of any previously convertible debt. On March 13, 2019, the Company entered into a second third-party license agreement (Second License) with a separate Second Licensor in order to advance and obtain technologies and services related to the business. The Company made an initial payment of approximately $0.1 million and granted the Second Licensor 211,661 fully vested shares of common stock at a per share amount of $1.47 for no cash consideration. The Second License provided the Second Licensor certain anti-dilution rights to maintain a 1.5% share of the outstanding common stock, computed on a fully diluted basis through the date the Company raises $40.0 million of equity capital, including the conversion of any previously convertible debt. In connection with the issuance of the Company’s Series B convertible preferred stock in 2022, the Company issued 257,193 shares of common stock at a per share price of $1.33 for no cash, in full satisfaction of the anti-dilution rights. The $0.3 million was recorded through research and development expense in 2022. The anti-dilution rights ended upon the closing of the Company’s Series B convertible preferred stock offering in 2022.

32 SHERLOCK BIOSCIENCES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024 and December 31, 2023 18. Other Collaborations (Continued) Under the License, the Company is required to make up to $1.5 million of cash payments upon the achievement of certain scientific and commercial milestones as well as mid-single digit royalty payments on product sales. A cash payment of $0.5 million has been made as of December 31, 2022. In addition, the Company is required to make up to $53.8 million of success fee payments to the Licensor based upon the achievement of the Company’s valuation in excess of $750 million. The success fee payments are accounted for as a derivative liability and have a fair value of $0.2 million as of September 30, 2024 and December 31, 2023 (refer to Note 11). The Company has the right to terminate the License for any reason. Unless otherwise terminated, the License terminates upon the expiration of the last to expire valid claim. Under the Second License, the Company is required to make up to $2.4 million of cash payments upon the achievement of certain scientific and commercial milestones as well as low single digit royalty payments on product sales. No milestone payments have been made as of September 30, 2024 and December 31, 2023. The Company has the right to terminate the Second License for any reason. Unless otherwise terminated, the License terminates upon the expiration of the last to expire valid claim. The Company has recorded $0.6 million and $0.8 million of research and development expense associated with this License and Second License for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively. 19. Subsequent Events The Company has evaluated subsequent events through March 5, 2025, the date the financial statements were available to be issued. No subsequent events have occurred through the date the financial statements were available to be issued that require disclosure in or adjustment to its financial statements, other than the following: On December 19, 2024, Orasure Technologies, Inc. (OTI), a leader in point-of-need and home diagnostic tests and sample management solutions, acquired the Company. OTI acquired substantially all of the assets and assumed certain liabilities of the Company. The base purchase price was approximately $5.4 million with additional contingent consideration estimated to be $22.9 million based on preliminary evaluation. Upon the acquisition, the Company’s long-term debt and accrued interest was paid in full. The Company’s stock was liquidated upon the closing of the transaction. The financial results of the Company have been consolidated into the results of OTI as of the closing date of the transaction.